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              THIRD AMENDMENT TO REVOLVING CREDIT PROGRAM AGREEMENT


         This Third Amendment to Revolving Credit Program Agreement is made as of the 19th day of June, 2002 (the "Amendment"), by and between Conseco Bank, Inc. ("Conseco Bank") and Select Comfort Corporation ("Select Comfort").

         Whereas the Conseco Bank (as assignee of Green Tree Financial Corporation) and Select Comfort entered into a Revolving Credit Program Agreement dated May 17, 1999, as amended on February 20, 2001 and April 13 2001, also referred to as Program Agreement, (the "Agreement") governing the terms and conditions under which Conseco Bank would provide a Program (as defined in the Agreement, provided furthermore, that all capitalized terms used herein shall have the meaning attributable to them in the Agreement, unless otherwise defined herein) to Select Comfort's customers;

         Whereas, the Agreement provides for a Reserve Account of One Million Dollars ($1,000,000.00) in cash held by Conseco Bank as collateral for Chargeback Liability;

         Whereas, the parties hereto desire to amend the agreement so that the cash can be exchanged for a Standby Letter of Credit (the "Letter of Credit");

         Now, therefore, in consideration of the above premises and the mutual considerations contained herein the parties hereto agree to amend the Agreement as follows:

         1. Upon receipt of the Letter of Credit in the amount of ONE MILLION DOLLARS ($1,000,000.00), in form acceptable to Conseco Bank (substantially in the form of Exhibit A attached hereto), Conseco Bank will release to Select Comfort funds in the Reserve Account in the amount of ONE MILLION DOLLARS ($1,000,000.00), plus any accrued but unpaid interest thereon as provided in the Agreement and thereafter the provisions of
                  Section 4.05(d) will terminate and the provisions of Section
                  4.05 (e) will apply only as provided in Section 4.05(f).

         2.       Sections 4.05 of the Agreement is amended by adding new
                  Section 4.05(f), which shall read as follows: "Section 4.05(f). To permit the release to Select Comfort of the funds held in the Reserve Account and to still insure the performance and payment of Select Comfort's Chargeback Liability to Conseco Bank under Section 4.05(b) and Section 5, Select Comfort shall cause to be issued to Conseco Bank on or before execution of this Amendment a Letter of Credit, in form and from a bank acceptable to Conseco Bank (substantially in the form of Exhibit A attached hereto) in the amount of ONE MILLION DOLLARS ($1,000,000.00) naming Conseco Bank as beneficiary of the Letter of Credit. If both that Select Comfort defaults in paying any Chargeback Liability to Conseco Bank and Conseco Bank is unable to set off such Chargeback


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                  Liability against amounts owing Select Comfort, Conseco Bank may make draws (multiple draws if necessary) on the Letter of Credit for such unpaid Chargeback Liability of Select Comfort. In the event that the Letter of Credit is not renewed or replaced for the then current undrawn amount prior to the expiry date of the Letter of Credit, Conseco Bank may draw upon the whole amount of the Letter of Credit and deposit the proceeds thereof in the Reserve Account where the funds will be subject to the provisions of 4.05(e). The proceeds of the Letter of Credit shall at all times be construed as a continuation of the collateral in which Select Comfort granted a security interest in pursuant to Section 4.05(e). Upon the earlier of (i) ninety (90) days after termination of this Agreement or (ii) when Select Comfort purchases the Accounts pursuant to Section 8.03, then in each case, Conseco Bank shall either surrender the Letter of Credit to Select Comfort or the issuing Bank or otherwise authorize the termination of the Letter of Credit as Select Comfort may direct."

         3. Select Comfort expressly agrees that 1) Conseco Bank's release to Select Comfort of the funds in the Reserve Account as provided herein and the replacement thereof with the issuance of the Letter of Credit is done at the request of Select Comfort to allow it free access to such funds, and 2) the replacement of the funds in the Reserve Account with the issuance of the Letter of Credit and the proceeds thereof is a continuation of equivalent value of Conseco Bank's collateral in which Select Comfort granted a security interest pursuant to Section 4.05(e) and shall not be construed as the giving of any greater value or preference to Conseco Bank as a creditor than it had before this Amendment.

         4. Except as expressly amended herein, all terms and conditions of the Agreement shall remain in full force and effect. Nothing herein shall constitute a waiver of any of Conseco Bank's rights and remedies under the Agreement or be construed as a course of conduct to grant any waiver of any of Conseco Bank's rights and remedies under the Agreement in the future.

         5. This Amendment may be executed in any number of counterparts and delivered by facsimile, all of which shall constitute but one and the same original.

In witness hereof, the parties hereto have executed this Amendment as of the first date written above.



CONSECO BANK, INC.                          SELECT COMFORT CORPORATION

By:  /s/                                    By: Mitch Johnson
     ---------------------                      -------------
Its: SVP and CFO                            Its: VP Tax, Treasury and Insurance
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